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Exhibit 1.1

iSTAR FINANCIAL INC.

(a Maryland corporation)

5,000,000 Shares of 7.5% Series I Cumulative
Redeemable Preferred Stock

UNDERWRITING AGREEMENT

Dated: February 25, 2004

iSTAR FINANCIAL INC.

(a Maryland corporation)

5,000,000 Shares of 7.5% Series I Cumulative
Redeemable Preferred Stock

(Par Value $.001 Per Share)

UNDERWRITING AGREEMENT

February 25, 2004

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
    as Representative of the several Underwriters

Ladies and Gentlemen:

        iStar Financial Inc., a Maryland corporation (the "Company"), confirms its agreement with Bear, Stearns & Co. Inc. and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Bear, Stearns & Co. Inc. is acting as representative (in such capacity, the "Representative"), with respect to the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of 7.5%% Series I Cumulative Redeemable Preferred Stock, par value $.001 per share, of the Company (the "Preferred Stock") set forth in Schedule A hereto. The aforesaid 5,000,000 shares of Preferred Stock to be purchased by the Underwriters are hereinafter called the "Securities."

        The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-109599) covering the registration of the Securities and other securities of the Company under the Securities Act of 1933, as amended (the "1933 Act"), including a related prospectus, which has become effective. The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the "Registration Statement." The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. The term "Base Prospectus" shall mean the prospectus referred to in Section 1(a)(i) hereof contained in the Registration Statement at the Effective Date. "Preliminary Prospectus" means any preliminary prospectus supplement to the Base Prospectus used prior to the filing of the Prospectus; the term "Prospectus" means the prospectus supplement to the Base Prospectus first filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus. Any registration statement filed pursuant to Rule 462(b) under the 1933 Act is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement.

        Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration

Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.

        SECTION 1.    Representations and Warranties.

        (a)    Representations and Warranties by the Company.    The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i)    Compliance with Registration Requirements.    The Company satisfies the registrant eligibility requirements for the use of Form S-3 under the 1933 Act set forth in General Instruction I.A to such Form and the transactions contemplated by this Agreement satisfy the transaction eligibility requirements for the use of such Form set forth in General Instruction I.B.1 to such Form, and the Company has filed with the Commission the Registration Statement on such Form, including a Base Prospectus, for registration under the 1933 Act of the offering and sale of the Securities, one or more amendments to such Registration Statement may have been so filed, and the Company may have used a Preliminary Prospectus. Such Registration Statement, as so amended, has become effective, and the Securities have been registered under the Registration Statement in compliance with the requirements for the use of Form S-3. Although the Base Prospectus may not include all the information with respect to the Securities and the offering thereof required by the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations") to be included in the Prospectus, the Base Prospectus includes all such information required by the 1933 Act and the 1933 Act Regulations to be included therein as of the Effective Date. After the execution of this Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the Base Prospectus included in such Registration Statement relating to the Securities and the offering thereof, with such information as is required or permitted by the 1933 Act and as has been provided to and approved by the Underwriters prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the date hereof, will be included or made therein. The Company may also file a Rule 462(b) Registration Statement with the Commission for the purpose of registering certain additional Securities, which registration shall be effective upon filing with the Commission.

          The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission, it (x) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (y) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (I) complied as to form or will comply in all material respects with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act Regulations and the rules and regulations of the Commission under the 1934 Act

  (the "1934 Act Regulations") and (II) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing the Prospectus or such amendment or supplement to the Prospectus was or is declared effective) and at the Closing Time, the Prospectus, as amended or supplemented at any such time, (A) complied as to form or will comply in all material respects with the requirements of, the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

          If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement is not effective, (x) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (y) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 under the 1933 Act, or the Commission has received payment of such filing fee.

          The Company has not distributed and, prior to the later of (x) the Closing Time and (y) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering of the Securities pursuant to this Agreement other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto.

          (ii)    No Material Liabilities.    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (x) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (y) the Company has not purchased any of its outstanding capital stock; and (z) there has not been any material change in the capital stock of the Company, or in the short-term or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus.

          (iii)    Incorporated Documents.    Each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in either the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) complied or will comply when so filed in all material respects with the 1934 Act and the 1934 Act Regulations.

          (iv)    Capitalization.    The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

          (v)    No Registration Rights.    No holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the 1933 Act in the offering of the Securities contemplated by this Agreement.

          (vi)    No Equity Interests.    Except for the shares of capital stock of each of the subsidiaries owned by the Company and such subsidiaries, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except in connection with an investment in its ordinary course of business, or as otherwise described in or contemplated by the Prospectus.

          (vii)    Market Manipulation.    Neither the Company nor any of its affiliates, nor any person acting on behalf of any of them has, directly or indirectly, (x) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, or (y) since the filing of the Registration Statement (I) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities other than as contemplated by this Agreement or (II) paid or agreed to pay to any person any compensation for soliciting another to purchase any shares of Preferred Stock or any securities convertible into or exchangeable or exercisable for shares of Preferred Stock.

          (viii)    Power and Authority.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the law of its jurisdiction of incorporation with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole, and has full power and authority to execute and perform its obligations under this Agreement; each subsidiary of the Company is a corporation, limited liability company or limited partnership duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole, and each has full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each of the Company's subsidiaries have been duly authorized and are fully paid and non-assessable and, except for SFT II, Inc., pledges made in connection with the Company's $300 million revolving credit facility maturing in July 2004 and as otherwise set forth in the Prospectus, are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

          (ix)    Authorization of Agreement.    The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, will be the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (x)    Authorization and Description of Securities.    The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, the Securities will be validly issued and fully paid and non-assessable; at or prior to the Closing Time, the Company will have executed and filed Articles Supplementary (the "Articles Supplementary") to the Company's Charter establishing the terms of the Securities with the State Department of

  Assessments and Taxation of Maryland; as of the Closing Time, the Preferred Stock will conform to all statements relating thereto contained in the Prospectus and such description will conform to the rights set forth in the Articles Supplementary; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xi)    Absence of Defaults and Conflicts.    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the compliance by the Company with the provisions of this Agreement and the consummation of the transactions herein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made or such as may be required by the state securities or Blue Sky laws of the various states of the United States of America or other U.S. jurisdictions in connection with the offer and sale of the Securities by the Underwriters, or (y) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or bylaws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

          (xii)    No Violations.    Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter documents or bylaws, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries, the consequence of which violation, breach or default would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or of its subsidiaries, taken as a whole.

          (xiii)    Investment Company Act.    The Company is not an "investment company" and, after giving effect to the offering of the Securities contemplated by this Agreement and the application of the proceeds therefrom, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xiv)    Title to Property.    The Company and each of its subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in or contemplated by the Prospectus.

          (xv)    Possession of Intellectual Property.    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, know-how, copyrights, trade secrets and proprietary or other confidential information necessary to operate the business now operated by them, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, stockholders' equity, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (xvi)    Possession of Licenses and Permits.    The Company and its subsidiaries possess all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (xvii)    Independent Accountants.    PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (xviii)    Financial Statements.    The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated in the Registration Statement and the Prospectus were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise noted therein) and they present fairly the financial condition of the Company as at the dates at which they were prepared and the results of operations of the Company in respect of the periods for which they were prepared. The financial information included or incorporated in the Registration Statement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K of the Commission.

          (xix)    Internal Accounting Controls.    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management's general or specific authorizations; (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (y) access to assets is permitted only in accordance with management's general or specific authorization; and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xx)    Litigation.    No legal or governmental proceedings are pending or threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein; and no statutes, regulations, contracts or other documents that are required to be described or incorporated in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or incorporated therein or filed as required.

          (xxi)    Dividends and Distributions.    The Company is not currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on its capital stock, in each case, except for restrictions upon the occurrence of a default or failure to meet financial covenants or conditions under existing agreements.

          (xxii)    REIT Status.    The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation as described in the Prospectus has enabled it since January 1, 1998, and will enable it to continue, to meet the requirements for taxation as a REIT under the Code.

          (xxiii)    Taxes.    The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it (except in any case in which the failure so to pay would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole), to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus.

          (xxiv)    Insurance.    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (xxv)    Pension Plans.    Each of the Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would reasonably be expected to have any liability; the Company has not incurred and does not expect to incur liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (y) Sections 412 or 4971 of the Code or the regulations and published interpretations thereunder; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the plan to not be adversely affected by such determination.

          (xxvi)    Absence of Labor Dispute.    No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), properties, management, earnings, business affairs or business prospects, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (xxvii)    Environmental Laws.    Except as described in or contemplated by the Prospectus, and except as would not otherwise reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole,

  (A) the Company and each of its subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) the Company and each of its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries, (E) neither the Company nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable law, (F) no property owned or operated by the Company or any of its subsidiaries is (i) listed or, to the best knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority, (G) neither the Company nor any of its subsidiaries is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform any response or corrective action under any Environmental Law, (H) there are no past or present actions, occurrences or operations which could reasonable be expected to prevent or interfere with compliance by the Company with any applicable Environmental Law or to result in liability under any applicable Environmental Law. For purposes of this Agreement, "Environmental Laws" means the common law and all applicable foreign, federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. "Hazardous Material" means any pollutant, contaminant, waste, chemical, substance or constituent, including, without limitation, petroleum or petroleum products subject to regulation or which can give rise to liability under any Environmental Laws.

          (xxviii)    Other Agreements.    No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound, except any default that would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole.

          (xxix)    Absence of Materially Adverse Change.    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has been no materially adverse change (including, without limitation, a change in management or control), or development involving a prospective materially adverse change, in the condition (financial or otherwise), management, earnings, property, business affairs or business prospects, stockholders' equity, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, other than as described in or contemplated by the Prospectus (exclusive of any amendments or supplements thereto).

          (xxx)    No Receiver or Liquidator.    No receiver or liquidator (or similar person) has been appointed in respect of the Company or any subsidiary of the Company or in respect of any part of the assets of the Company or any subsidiary of the Company; no resolution, order of any court, regulatory body, governmental body or otherwise, or petition or application for an order, has been passed, made or presented for the winding up of the Company or any subsidiary of the Company or for the protection of the Company or any such subsidiary from its creditors; and the Company has not, and no subsidiary of the Company has, stopped or suspended payments of its debts, become unable to pay its debts or otherwise become insolvent.

          (xxxi)    1934 Act Registration.    The Securities are registered pursuant to Section 12(g) of the 1934 Act and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the 1934 Act; nor has the Company received any notification that the Commission is contemplating terminating such registration.

        (b)    Officer's Certificates.    Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        SECTION 2.    Sale and Delivery to Underwriters; Closing.

        (a)    Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

        (b)    Payment.    Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on March 1, 2004 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Time").

        Payment shall be made to the Company by wire transfer of immediately available funds to one or more bank accounts designated by the Company against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, which it has agreed to purchase. Bear, Stearns & Co. Inc., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (c)    Denominations; Registration.    Certificates for the Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

        SECTION 3.    Covenants of the Company.    The Company covenants with each Underwriter as follows:

          (a)    Compliance with Securities Regulations and Commission Requests.    The Company, subject to Section 3(b), will comply with the requirements of Rule 430A under the 1933 Act and will notify the Representative immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the 1933 Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b)    Filing of Amendments.    The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

          (c)    Delivery of Registration Statements.    The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d)    Delivery of Prospectuses.    The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e)    Continued Compliance with Securities Laws.    The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f)    Blue Sky Qualifications.    The Company will use its best efforts, in cooperation with the Underwriters, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g)    Rule 158.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h)    Use of Proceeds.    The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the heading "Use of Proceeds."

          (i)    Qualification as a REIT.    The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code, subject to the fiduciary duties of the Board of Directors of the Company to direct the management of the business of the Company in the best interest of the Company.

          (j)    Restriction on Sale of Securities.    During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of preferred stock of the Company or any securities convertible into or exercisable or exchangeable for preferred stock of the Company or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the preferred stock of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of preferred stock of the Company or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of preferred stock of the Company issued in mergers, acquisitions or other business combination transactions, (C) the filing of any universal shelf registration statement under the 1933 Act covering securities of the Company, (D) the filing of any registration statement under the 1933 Act covering resales of shares of preferred stock of the Company or (E) the issuance of shares of preferred stock of the Company in exchange for outstanding shares of preferred stock of the Company.

          (k)    Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        SECTION 4.    Payment of Expenses.

        (a)    Expenses.    The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of any amendments to the Registration Statement (including financial statements and exhibits), (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the preparation and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities; (ix) any stamp duties, capital duties or other duties and any stock or other transfer taxes, if any, payable upon the sale or delivery of the Securities to the Underwriters, and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, if any.

        (b)    Termination of Agreement.    If this Agreement is terminated by the Representative in accordance with the provisions of Section 5(k), Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 5.    Conditions of Underwriters' Obligations; Further Covenants.    The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions, and the Company covenants with the several Underwriters as follows:

          (a)    Effectiveness of Registration Statement; Filing of Prospectus Supplement.    The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities, shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the regulations promulgated under the 1933 Act and in accordance with Section 3(a) hereof.

          (b)    Opinion of Special Counsel for the Company.    At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Clifford Chance US LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (c)    Opinion of Maryland Counsel for the Company.    At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Venable LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

          (d)    Opinion of Special Counsel for Underwriters.    At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Registration Statement and the Prospectus and such other related matters as the Underwriters may reasonably require. In giving such opinion such counsel need not opine as to matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (e)    Officers' Certificate.    At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (f)    Accountant's Comfort Letter.    At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (g)    Bring-down Comfort Letter.    At the Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (h)    Maintenance of Rating.    Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other securities.

          (i)    Approval of Listing.    The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange within 30 days of the Closing Time.

          (j)    Additional Documents.    At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

          (k)    Termination of Agreement.    If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.    Indemnification.

        (a)    Indemnification of the Underwriters by the Company.    The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, (i) against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which such statements were made, not misleading or (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) arising out of a breach by the Company of the representations and warranties contained in Section 1 of this Agreement; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

        (b)    Indemnification of Company, Directors and Officers.    Each Underwriter severally agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which the Underwriters may otherwise have, including but not limited to other liability under this Agreement.

        (c)    Actions against Parties; Notification.    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 6 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 6 or Section 7 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

        SECTION 7.    Contribution.    In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and each Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering and sale of the Securities contemplated herein or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering and sale of the Securities contemplated herein (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even, if the Underwriters were treated as one entity of such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Securities underwritten by such Underwriter and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act)

shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

        SECTION 9.    Termination of Agreement.

        (a)    Termination; General.    The Underwriters may terminate this Agreement, by notice to the Company, at any time after the date hereof and at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriters will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (iii) if trading on The New York Stock Exchange ("the NYSE") or The NASDAQ National Market (the "NASDAQ") shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or the NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iv) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (v) if any downgrading shall have occurred in the Company's corporate credit rating or the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock; or (vi) (A) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (ii) or (iii), in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

        (b)    Liabilities.    If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10.    Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24 hour period, then:

          (a)   if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b)   if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        SECTION 11.    Default by the Company.    If the Company shall fail at the Closing Time to sell and deliver the number of Securities which the Company is obligated to sell hereunder, then the Underwriters may, at the option of the Representative, by notice from the Representative to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Company so defaulting from liability, if any, in respect of such default.

        SECTION 12.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 383 Madison Avenue, New York, New York 10179, Attn: Mr. Thomas Harney; and notices to the Company shall be directed to it at 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, Attn: Chief Financial Officer (with a copy to 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, Attn: General Counsel).

        SECTION 13.    Parties.    This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 14.    GOVERNING LAW AND TIME.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 15.    Effect of Headings.    The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,
iSTAR FINANCIAL INC.
			By:	/s/ CATHERINE D. RICE
				Name:	Catherine D. Rice
				Title:	Chief Financial Officer
CONFIRMED AND ACCEPTED, as of the date first above written:
BEAR, STEARNS & CO. INC.
By:	/s/ CHRIS O'CONNOR
	Name:	Chris O'Connor
	Title:	Managing Director

        For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Securities
Bear, Stearns & Co. Inc.	3,500,000
McDonald Investments Inc., a KeyCorp Company	500,000
Stifel, Nicolaus & Company, Incorporated	500,000
Advest, Inc.	250,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	250,000
Total	5,000,000

A-1

SCHEDULE B

iSTAR FINANCIAL INC.
5,000,000 Shares of 7.5% Series I Cumulative
Redeemable Preferred Stock

        1.     The public offering price per share for the Securities, determined as provided in Section 2, shall be $25.00.

        2.     The purchase price per share for the Securities to be paid by the several Underwriters shall be $24.2125, being an amount equal to the public offering price set forth above less $0.7875 per share.

B-1

SCHEDULE C

SUBSIDIARIES

767 STARS LLC
1001 East Palm, LLC
7555-7575 Colshire LLC
Acquest Government Holdings, L.L.C.
Acquest Government Holdings II, LLC
Acquest Holdings FC, LLC
ACRE CLS, LLC
ACRE Dublin, LLC
ACRE HPC, LLC
ACRE IDG, LLC
ACRE IDG Manager, LLC
ACRE Partners, LLC
ACRE Seymour, LLC
ACRE Simon, L.L.C.
American Corporate Real Estate, Inc.
BM Center, LLC
Corporate Technology Centre Associates LLC
Corporate Technology Centre Associates II LLC
CTC Associates I, L.P.
CTC Associates II, L.P.
CTC Associates I GenPar, LLC
CTC Associates II GenPar, LLC
CTL I Maryland, Inc.
FMAC Starfund, L.L.P.
F/S Subsidiary, L.L.C.
iStar 85 10th L/C LLC
iStar 100 LLC
iStar 100 Management Inc.
iStar 100 Riverview LLC
iStar 200-300 LLC
iStar 200-300 Management Inc.
iStar 200-300 Riverview LLC
iStar Asset Receivables Trust
iStar Asset Services, Inc.
iStar BEST Finance LLC
iStar Bishops Gate LLC
iStar Campbellsville LLC
iStar CTL I, L.P
iStar CTL I GenPar, Inc.
iStar DB Seller, LLC
iStar D.C., Inc.
iStar Denver Place, L.L.C.
iStar Dixon LLC
iStar Eagle GenPar LLC
iStar Eagle LP
iStar Finance Sub 1000T LLC
iStar Finance Sub V LLC

iStar Fort Collins USGS LLC
iStar Funding, LLC
iStar GT GenPar, LLC
iStar GT, L.P.
iStar Harborside LLC
iStar Harborside Member LLC
iStar Harrisburg Business Trust
iStar Harrisburg GenPar LLC
iStar Harrisburg, L.P.
iStar HQ 2003 LP
iStar HQ 2003 GenPar LLC
iStar HQ 2003 Inc.
iStar HQ I, Inc.
iStar HQ I, L.P.
iStar HQ I GenPar, Inc.
iStar HQ I Maryland, Inc.
iStar HQ GT Illinois, Inc.
iStar HQ GT, Inc.
iStar Las Vegas LLC
iStar Merger Co. I
iStar Merger Co. II
iStar NG Gen Par Inc.
iStar NG LP
iStar Operating, Inc.
iStar Poydras, LLC
iStar Preferred Holdings, LLC
iStar Real Estate Services, Inc.
iStar Safeguard Preferred Holdings LLC
iStar San Jose, L.L.C.
iStar Square 24 LLC
iStar Sterling LLC
iStar Sunnyvale, LLC
iStar Sunnyvale Partners, L.P.
iStar Ventures, Inc.
iStar Ventures Direct Holdings, LLC
iStar Walden, LLC
MD3 Cayman L.P.
NewPar, LLC
NewPar/New LLC
P Funding, Inc.
Red Lion G.P., Inc.
RLH Partnership, LLP
SFI I, LLC
SFT I, Inc.
SFT II, Inc.
SFT/RLH, Inc.
SFT Starbonds Inc.
SFT Venturer, LLC
SFT Whole Loans A, Inc.
Starwood Financial Advisors II, LLC
STARS I Corp.

STARS Investment I Corp.
STW Holdings I, Inc.
TriNet Concord Farms Partners III Limited Partnerships
TriNet Corporate Partners II, L.P.
TriNet Corporate Partners III, L.P.
TriNet Corporate Realty Trust, Inc.
TriNet Essential Facilities III, Inc.
TriNet Essential Facilities VII, Inc.
TriNet Essential Facilities VIIIR, Inc.
TriNet Essential Facilities X, Inc.
TriNet Essential Facilities XI, Inc.
TriNet Essential Facilities XII, Inc.
TriNet Essential Facilities XVIII, Inc.
TriNet Essential Facilities XIX, Inc.
TriNet Essential Facilities XX, Inc.
TriNet Essential Facilities XXIII, Inc.
TriNet Essential Facilities XXIV, Inc.
TriNet Essential Facilities XXVI, Inc.
TriNet Essential Facilities XXVII, Inc.
TriNet Essential Facilities XXVIII, Inc.
TriNet Essential Facilities XXIX, Inc.
TriNet Management Operating Company, Inc.
TriNet Milpitas Associates, LLC
TriNet Property Partners, L.P.
TriNet Realty Capital, Inc.
TriNet Realty Investors I, Inc.
TriNet Realty Investors II, Inc.
TriNet Realty Investors III, Inc.
TriNet Realty Investors IV, Inc.
TriNet Realty Investors V, Inc.
TriNet Sunnyvale Partners, L.P.
W9/TriNet Poydras, LLC

EXHIBIT A

FORM OF OPINION OF COMPANY'S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

          (i)  The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued and, to the best knowledge of such counsel, no proceedings for that purpose are pending or threatened by the Commission.

         (ii)  The Registration Statement and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations.

        (iii)  The Company satisfies the registrant eligibility requirements for the use of Form S-3 under the 1933 Act set forth in General Instruction I.A to such Form; the transactions contemplated by the Underwriting Agreement satisfy the transaction eligibility requirements for the use of such Form set forth in General Instruction I.B.1 to such Form; and the Securities have been registered under the Registration Statement in compliance with such requirements.

        (iv)  Such counsel has no reason to believe that (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) (x) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (v)  The Company and each of its significant subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where such counsel has been advised that the failure to be so qualified would amount to a material liability or disability to the Company and its subsidiaries, taken as a whole; the Company and each of its significant subsidiaries have full power and authority to own, lease and operate their respective properties and assets and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into the Underwriting Agreement and to carry out all the terms and provisions hereof to be carried out by it; all of the issued and outstanding shares of capital stock of each of the Company's significant subsidiaries, except as otherwise set forth in the Prospectus, are owned beneficially by the Company free and clear of any perfected security interests or, to the best knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims, except for pledges of subsidiary stock under debt instruments.

        (vi)  The statements set forth under the heading "Description of Common Stock and Preferred Stock" in the Base Prospectus and under the heading "Description of the Series I Preferred Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Preferred Stock, provide a fair summary of such provisions; and the statements set forth under the heading "Certain Federal Income Tax Consequences" in the Base Prospectus and "Federal Income Tax

EX.A-1

Consequences" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and fairly present the information called for with respect to such legal matters, documents and proceedings in all material respects as required by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations.

       (vii)  The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and the Underwriting Agreement has been duly executed and delivered by the Company.

      (viii)  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder; the Securities conform to the provisions of the Articles Supplementary; and the relative rights, preferences, interests and powers of the Securities are as set forth in the Articles Supplementary relating thereto, and all such provisions are valid under the laws of the State of Maryland.

        (ix)  The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         (x)  The issuance and sale of the Securities by the Company is not subject to the preemptive or other similar rights of any securityholder of the Company under the charter or bylaws of the Company or Maryland law.

        (xi)  The form of certificate used to evidence the Preferred Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and bylaws of the Company and with the requirements of the New York Stock Exchange.

       (xii)  No holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the 1933 Act in the offering of the Securities contemplated by the Underwriting Agreement.

      (xiii)  The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the compliance by the Company with the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made (and specified in such opinion) or such as may be required by the securities or Blue Sky laws of the various states of the United States of America and other U.S. jurisdictions in connection with the offer and sale of the Securities by the Underwriters, or (y) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other material agreement or instrument, known to such counsel, to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries or any of their respective properties are bound, or the charter documents or bylaws of the Company or any of its significant subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or its significant subsidiaries.

EX.A-2

      (xiv)  The Company is not an "investment company" and, after giving effect to the offering of the Securities contemplated by the Underwriting Agreement, and the application of the proceeds therefrom, will not be an "investment company," as such term is defined in the 1940 Act.

       (xv)  Such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described or incorporated in the Registration Statement or the Prospectus and are not described or incorporated therein or any statutes, regulations, contracts or other documents that are required to be described or incorporated in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or incorporated therein or filed as required.

      (xvi)  Commencing with the Company's taxable year ended December 31, 1998, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and its method of operation, as described in the Registration Statement and set forth in the Company's amended and restated charter, has enabled the Company to meet and, provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a REIT, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

        In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States or the General Corporation Law of the State of Delaware, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinion of Venable LLP.

EX.A-3

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iSTAR FINANCIAL INC. (a Maryland corporation) 5,000,000 Shares of 7.5% Series I Cumulative Redeemable Preferred Stock (Par Value $.001 Per Share) UNDERWRITING AGREEMENT